UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2024
FLEX LTD.
(Exact Name of Registrant as Specified in Its Charter)

Singapore	0-23354	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2 Changi South Lane, Singapore		486123
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (65) 6876-9899
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, No Par Value	FLEX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Executive Compensation

As previously announced, Mr. Jaime Martinez began serving as the Interim Chief Financial Officer of Flex Ltd. (the “Company”) effective August 1, 2024, upon the resignation of the Company’s former Chief Financial Officer effective July 31, 2024. On August 15, 2024, the Company’s Board of Directors (the “Board”), upon the recommendation of its Compensation and People Committee (the “Committee”), approved a new compensatory arrangement for Mr. Martinez in connection with his service as Interim Chief Financial Officer. Under this arrangement, Mr. Martinez has received a one-time service-based restricted share unit (“RSU”) award with a grant date fair value of $300,000, which will vest, subject to Mr. Martinez’s continued employment with the Company, in two equal installments on the first two anniversaries of the grant date. Additionally, under this arrangement, as long as he remains in the role of Interim Chief Financial Officer, Mr. Martinez will receive a monthly cash payment incremental to his base salary of $50,000.

In addition, on August 15, 2024, the Board, upon the Committee’s recommendation, approved a base salary increase for Mr. Hooi Tan, the Company’s President, Global Operations and Components, from $700,000 to $735,000, with such increase being retroactive to August 1, 2024, in connection with Mr. Tan’s assumption of additional responsibilities.

Finally, on August 15, 2024, the Board, upon the Committee’s recommendation, approved the following compensation changes for Mr. Michael P. Hartung in connection with his promotion to the role of Chief Commercial Officer: (i) an increase in the annual incentive bonus target from 100% to 110% of Mr. Hartung’s base salary, and (ii) a $500,000 increase in the anticipated value of his long-term incentive award value for the 2025 fiscal year from $1.8 million to $2.3 million. Mr. Hartung has received the above increase in long-term equity award value via a service-based RSU award with a grant date fair value of $500,000, which will vest, subject to Mr. Hartung’s continued employment with the Company, in three equal installments on the first three anniversaries of the grant date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEX LTD.

Date: August 16, 2024

	By:	/s/ Scott Offer
		Name: Title:	Scott Offer Executive Vice President and General Counsel

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